UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

Mercer Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56575	92-3452469
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Irmscher Blvd, Celina, Ohio		45822
(Address of Principal Executive Offices)		(Zip Code)

(419) 586-5158

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2024, Richard A. Mosier retired from the Boards of Directors of Mercer Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Mercer Savings Bank (the “Bank”). There were no disagreements between Mr. Mosier and the Company or the Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 16, 2024, the Board of Directors of the Company amended Article VI, Section 5 of the Company’s Bylaws to correct a clerical error and clarify that the fiscal year-end of the Company is the last day of September of each year. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On January 16, 2024, the Company and the Bank each reduced the size of its Board of Directors to eliminate the vacancy caused by Mr. Mosier’s retirement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Mercer Bancorp, Inc.

104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER BANCORP, INC.

Date: January 17, 2024	By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer